Exhibit 3.1

Prescribed by:

The Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

www.sos.state.oh.us
e-mail: busserv@sos.state.oh.us

Expedite this Form: (Select One)	
Mail Form to one of the Following:	
● Yes	PO Box 1390 Columbus, OH 43216 *** Requires an additional fee of $100 ***
○ No	PO Box 1028 Columbus, OH 43216

Certificate of Amendment by Shareholders or Members

(Domestic)

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1) Domestic for Profit	PLEASE READ INSTRUCTIONS	(2) Domestic Nonprofit	
☐ Amended (122-AMAP)	☒ Amendment (125-AMDS)	☐ Amended (126-AMAN)	☐ Amendment (128-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation: Park National Corporation

Charter Number: 815582

Name of Officer: David L. Trautman

Title: President and Secretary

☒ Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☒ A meeting of the ☒ shareholders ☐ directors (***nonprofit amended articles only)***

☐ members was duly called and held on April 18, 2011 (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise 71.32 % as the voting power of the corporation.

☐ In a writing signed by all of the ☐ shareholders ☐ directors ***(non-profit amended articles only)***
☐ members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

541
OH009 - 4/09/2007 C T System Online

Page 1 of 2

Last Revised: May 2002

All of the following information must be completed if an amended box is checked.
If an amendment box is checked, complete the areas that apply.

FIRST: The name of the corporation is: ____________________

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

____________________ ____________________
(city, village or township) (county)

THIRD: The purposes of the corporation are as follows:

FOURTH: The number of shares which the corporation is authorized to have outstanding is: __________
(Does not apply to box (2))

REQUIRED
Must be authenticated **(signed)** by an authorized representative
(See Instructions)

/s/ David L. Trautman
Authorized Representative

April 18, 2011
Date

David L. Trautman
(Print Name)

Authorized Representative

Date

(Print Name)

541 OH009 - 4/09/2007 C T System Online

Page 2 of 2

Last Revised: May 2002

PARK NATIONAL CORPORATION

ATTACHMENT TO THE
CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION

Article SIXTH of the Articles of Incorporation of Park National Corporation is amended to read as follows:

SIXTH:  No holder of any share or shares of any class issued by the Corporation shall be entitled as such, as a matter of right, at any time, to subscribe for or purchase (A) shares of any class issued by the Corporation, now or hereafter authorized, (B) securities of the Corporation convertible into or exchangeable for shares of any class issued by the Corporation, now or hereafter authorized, or (C) securities of the Corporation to which shall be attached or appertain any rights or options, whether by the terms of such securities or in the contracts, warrants or other instruments (whether transferable or non-transferable or separable or inseparable from such securities) evidencing such rights or options, entitling the holders thereof to subscribe for or purchase shares of any class issued by the Corporation, now or hereafter authorized; except such rights to subscribe for or purchase, at such prices and according to such terms and conditions as the Board of Directors of the Corporation may, from time to time, approve and authorize in its discretion.